As filed with the Securities and Exchange Commission on May 30, 2008
                            Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                West Marine, Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                                        77-0355502
 (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                    Identification No.)


          500 Westridge Drive                           95076-4100
        Watsonville, California                         (Zip Code)
(Address of Principal Executive Offices)


                                WEST MARINE, INC.
                          OMNIBUS EQUITY INCENTIVE PLAN
                              (Full title of plan)


                                 Thomas D. Twedt
                                 DOW LOHNES PLLC
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                     Telephone number of agent for service:
                                 (202) 776-2000



                                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                      Proposed                Proposed
                                                  Maximum Offering             Maximum
   Title Of Security         Amount Being             Price Per          Aggregate Offering         Amount Of
   Being Registered          Registered*              Share(**)              Price(**)           Registration Fee
---------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.001
       Par Value              1,100,000                 $4.57                $5,027,000              $197.56

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------


(*) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

(**) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of shares of common stock, par value $.001, of West Marine as reported on the Nasdaq Global Market on May 28, 2008.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

         Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is being filed by West Marine, Inc. ("West Marine") to register 1,100,000 additional shares of West Marine's common stock, par value $0.001 per share, (plus an indeterminate number of shares pursuant to Rule 416(a) of the Securities Act of 1933) issuable pursuant to the West Marine, Inc. Omnibus Equity Incentive Plan (the "Omnibus Plan"). Pursuant to General Instruction E, and unless otherwise noted herein, this Registration Statement incorporates by reference the contents of the previously filed registration statements on Form S-8 (File Nos. 333-10210, 333-125291 and 333-134031), and all exhibits thereto, relating to the Omnibus Plan, which were previously filed with the Securities and Exchange Commission on December 20, 2002, May 27, 2005 and May 12, 2006, respectively.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

         None.


Item 8.  Exhibits

Exhibit Number               Description of Exhibit
--------------               ----------------------

5.1                          Opinion of Dow Lohnes PLLC
10.1 West Marine, Inc. Omnibus Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of West Marine's Form 8-K dated
                             May 21, 2008 and filed May 22, 2008)
23.1                         Consent of Independent Registered Public
                             Accounting Firm
23.2 Consent of Dow Lohnes PLLC (contained in their opinion in Exhibit 5.1)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, West Marine certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watsonville, State of California on this 21st day of May, 2008.

                                       WEST MARINE, INC.


                                       By: /s/ Geoffrey A. Eisenberg
                                           ----------------------------------
                                           Geoffrey A. Eisenberg
                                           President, Chief Executive Officer
                                           and Director



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                                                   Capacity                         Date

/s/ Geoffrey A. Eisenberg                          President, Chief Executive            May 21, 2008
------------------------------------                      Officer and
Geoffrey A. Eisenberg                                       Director
                                                  (Principal Executive Officer)


/s/ Thomas R. Moran                                 Chief Financial Officer              May 21, 2008
------------------------------------               Senior Vice President and
Thomas R. Moran                                       Assistant Secretary
                                                  (Principal Financial Officer
                                                    and Principal Accounting
                                                           Officer)


/s/ Randolph K. Repass                              Chairman of the Board and            May 21, 2008
------------------------------------                       Director
Randolph K. Repass


/s/ David McComas                                          Director                      May 21, 2008
---------------------------
David McComas


/s/ Alice M. Richter                                       Director                      May 21, 2008
------------------------------------
Alice M. Richter


/s/ Peter Roy                                              Director                      May 21, 2008
------------------------------------
Peter Roy


/s/ Daniel J. Sweeney                                      Director                      May 21, 2008
------------------------------------
Daniel J. Sweeney


/s/ William U. Westerfield                                 Director                      May 21, 2008
------------------------------------
William U. Westerfield


                                                                     Exhibit 5.1


                          [Dow Lohnes PLLC Letterhead]

                                  May 30, 2008


West Marine, Inc.
500 Westridge Drive
Watsonville, California  95076-4100

         Re:      Registration Statement on Form S-8 of West Marine, Inc.

Ladies and Gentlemen:

         We have acted as special counsel to West Marine, Inc., a Delaware corporation ("West Marine"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") pertaining to 1,100,000 shares of Common Stock, par value $0.001 per share (the "Shares"), being registered for issuance by West Marine pursuant to the West Marine, Inc. Omnibus Equity Incentive Plan (the "Omnibus Plan").

         In preparing this opinion, we have reviewed (i) the Registration Statement, (ii) West Marine's Certificate of Incorporation and Bylaws, as amended to date, (iii) the Omnibus Plan, and (iv) a certificate of the Secretary of West Marine.

         With respect to our examination of the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate.

         We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction. As to matters of law set forth below, our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware ("Applicable Law"); provided, however, that the term Applicable Law includes only those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the issuance and sale of the Shares pursuant to the Omnibus Plan and does not include laws of the type described in Section 19 of the Legal Opinion Accord of the American Bar Association Section of Business Law (1991). We express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including federal laws regulating securities, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

         In rendering this opinion, we have assumed that: (i) the Registration Statement will be automatically effective when filed with the Securities and Exchange Commission (the "Commission") in accordance with Rules 456 and 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act");
(ii) the Registration Statement will be effective at the time any Shares are offered or issued under the Omnibus Plan; and (iii) the Shares will be issued and sold in compliance with applicable federal and state securities laws, consistent with the terms of the Omnibus Plan and in the manner stated in the Registration Statement.

         Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that the Shares, when and to the extent issued and paid for pursuant to the provisions of the Omnibus Plan, will be validly issued, fully paid and non-assessable.

         This opinion is as of the date hereof. We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to West Marine or the Shares.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement; provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.


                                 Very truly yours,

                                 DOW LOHNES PLLC



                                 By: /s/ Thomas D. Twedt
                                     -------------------------------
                                     Thomas D. Twedt, Member

                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of West Marine, Inc. dated April 4, 2008, (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a restatement and the adoption of two new accounting standards), and our report relating to the effectiveness of West Marine, Inc.'s internal control over financial reporting dated April 4, 2008 (which report expresses an adverse opinion on internal control over financial reporting because of material weaknesses), both appearing in the Annual Report on Form 10-K of West Marine, Inc. for the year ended December 29, 2007.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
San Francisco, California
May 30, 2008